                                                                      Exhibit 11
                                                                     Page 1 of 2
                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           DECEMBER 31, 1993 AND 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                  Five Months
                                                                        Year Ended                  Ended
                                                                        December 31,              December 31,
                                                                            1993                      1992
                                                                        ------------              ------------
Primary:
  Income:
     Income from continuing
      operations  . . . . . . . . . . . . . . . . . . . . . . . . . .      $8,175                    $ 1,393
     Extraordinary items - Gains
       on discharge of indebtedness,
          net of income taxes . . . . . . . . . . . . . . . . . . . .       3,989                       --
                                                                           ------                     ------

     Net income       . . . . . . . . . . . . . . . . . . . . . . . .     $12,164                    $ 1,393
                                                                           ======                     ======

  Weighted average number of
     common shares and common
     share equivalents
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . .      33,808                     33,000
                                                                           ======                     ======

  Income per share:
     Continuing operations  . . . . . . . . . . . . . . . . . . . . .     $   .24                    $   .04
     Extraordinary items - Gains
      on discharge of indebtedness,
         net of income taxes  . . . . . . . . . . . . . . . . . . . .         .12                       --
                                                                           ------                     ------

     Net income       . . . . . . . . . . . . . . . . . . . . . . . .     $   .36                    $   .04
                                                                           ======                     ======

Fully diluted:
  Income:
     Income from continuing
      operations  . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 8,175                    $ 1,393
     Extraordinary items - Gains
      on discharge of indebtedness,
         net of income taxes  . . . . . . . . . . . . . . . . . . . .       3,989                       --
                                                                           ------                     ------

     Net income . . . . . . . . . . . . . . . . . . . . . . . . . . .     $12,164                    $ 1,393
                                                                           ======                      =====

                                                                      Exhibit 11
                                                                     Page 2 of 2
                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           DECEMBER 31, 1993 AND 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)



                                                                                              Five Months
                                                                Year Ended                       Ended
                                                                December 31,                  December 31,
                                                                    1993                          1992
                                                                 -----------                   -----------
  Shares:
     Weighted average number of
         common shares and common
         share equivalents
         outstanding  . . . . . . . . . . . . . . . . . . . . .    34,632                        33,513
                                                                   ======                        ======

Income per share:
     Continuing operations  . . . . . . . . . . . . . . . . . .       .24                           .04
     Extraordinary items - Gains
      on discharge of indebteness,
         net of income taxes  . . . . . . . . . . . . . . . . .       .12                          --
                                                                   ------                        ------

         Net income . . . . . . . . . . . . . . . . . . . . . .   $   .36                       $   .04
                                                                   ======                        ======

                                                                      Exhibit 11
                                                                     Page 1 of 2
                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    JULY 31, 1992 AND JUNE 30, 1992 AND 1991
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            One Month
                                                             Ended
                                                            July 31,               Years Ended June 30,
                                                                               -----------------------------
                                                              1992                1992                1991
                                                            --------           ---------           ---------
Primary:
  Income (loss):
     Loss from continuing
      operations  . . . . . . . . . . . . . . . . . . . . . $(10,274)           $(71,965)          $(246,110)
     Income from discontinued
       operations   . . . . . . . . . . . . . . . . . . . .     --                  --                18,922
     Extraordinary items - Gains
       on discharge of indebtedness   . . . . . . . . . . .  249,600                --                    --
                                                             -------             -------             -------

     Net income (loss)  . . . . . . . . . . . . . . . . . . $239,326            $(71,965)          $(227,188)
                                                             =======             =======            ========

  Weighted average number of
     common shares and common
     share equivalents
     outstanding  . . . . . . . . . . . . . . . . . . . . .   33,028              33,028              33,028
                                                             =======             =======            ========

  Income (loss) per share:
     Continuing operations  . . . . . . . . . . . . . . . . $   (.31)           $  (2.18)          $   (7.45)
     Discontinued operations  . . . . . . . . . . . . . . .     --                  --                   .57
     Extraordinary items - Gains
      on discharge of indebtedness  . . . . . . . . . . . .     7.56                --                  --
                                                             -------             -------            --------

     Net income (loss)  . . . . . . . . . . . . . . . . . . $   7.25            $  (2.18)          $   (6.88)
                                                             =======             =======            ========

Fully diluted:
  Income (loss):
     Loss from continuing
      operations  . . . . . . . . . . . . . . . . . . . . . $(10,274)           $(71,965)          $(246,110)
     Add after tax interest
         expense applicable to
         6-5/8% and 7% convertible
         subordinated debentures  . . . . . . . . . . . . .     --                  --                 3,440
                                                             -------             -------            --------
     Loss from continuing
         operations as adjusted . . . . . . . . . . . . . .  (10,274)            (71,965)           (242,670)
     Income from discontinued
         operations . . . . . . . . . . . . . . . . . . . .     --                  --                18,922
     Extraordinary items - Gains
      on discharge of indebtedness  . . . . . . . . . . . .  249,600                --                  --
                                                             -------             -------            --------

     Net income (loss)  . . . . . . . . . . . . . . . . . . $239,326            $(71,965)          $(223,748)
                                                             =======             =======            ========

                                                                      Exhibit 11
                                                                     Page 2 of 2
                    PRIME HOSPITALITY CORP. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    JULY 31, 1992 AND JUNE 30, 1992 AND 1991
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)


                                                              One Month
                                                                Ended                   Years Ended
                                                              July 31,                     June 30,
                                                                              ---------------------------------
                                                                1992            1992                     1991
                                                              --------        --------                 --------
  Shares:
    Weighted average number of
      common shares outstanding
      and common share
      equivalents outstanding   . . . . . . . . . . . . . .    33,028               33,028              33,028
    Assuming conversion of
      6-5/8% and 7% convertible
      subordinated debentures   . . . . . . . . . . . . . .      --                  5,451               5,451
                                                               ------               ------              ------
    Weighted average number of
      common shares and common
      share equivalents
      outstanding as adjusted   . . . . . . . . . . . . . .    33,028               38,479              38,479
                                                               ======               ======              ======


Income (loss) per share:
    Continuing operations   . . . . . . . . . . . . . . . .   $  (.31)             $ (1.87)             $(6.31)
    Discontinued operations   . . . . . . . . . . . . . . .      --                   --                   .49
    Extraordinary items - Gains
     on discharge of indebtedness   . . . . . . . . . . . .      7.56                 --                   --
                                                               ------               ------               -----

     Net income (loss)    . . . . . . . . . . . . . . . . .   $  7.25 (A)          $ (1.87)(A)         $ (5.82)(A)
                                                               ======               ======               =====




(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.